Exhibit 10.1

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”), dated as of May 20, 2011, is by and between ZelnickMedia Corporation, a New York corporation (“ZelnickMedia”), and Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company desires to receive financial and management consulting services from ZelnickMedia, and to obtain the benefit of the experience of ZelnickMedia in business and financial management of companies engaged in businesses similar to the Company’s;

WHEREAS, ZelnickMedia desires to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate ZelnickMedia for such services;

WHEREAS, ZelnickMedia and the Company are parties to that certain Management Agreement, dated as of March 30, 2007, by and between ZelnickMedia and the Company, as amended by that certain Amendment to Management Agreement, dated as of July 27, 2007, and that certain Second Amendment to Management Agreement, dated as of February 14, 2008 (as amended, the “Original Agreement”), which sets forth the terms of the existing management services agreement between ZelnickMedia and the Company;

WHEREAS, ZelnickMedia and the Company desire to supersede and replace the Original Agreement in its entirety (except as otherwise expressly contemplated herein), effective as of the date of the approval of this Agreement by a majority of the shares of the Company’s stock having voting power present in person or represented by proxy (the “Stockholder Approval”) at a meeting of the stockholders of the Company, at which a quorum is present, as contemplated by Section 25 hereof; and

WHEREAS, ZelnickMedia and the Company contemplate that this Agreement will be submitted for approval by the Company’s stockholders at the Stockholders Meeting (as defined below) and, prior to obtaining Stockholder Approval (or if Stockholder Approval is not obtained), the Company and ZelnickMedia will continue to abide by and operate under the terms and conditions of the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements hereinafter set forth, and the mutual benefits to be derived herefrom, ZelnickMedia and the Company agree as follows:

1.                                       Engagement.  The Company hereby engages ZelnickMedia as its financial and management consultant, and ZelnickMedia hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

2.                                       Services of ZelnickMedia.  ZelnickMedia hereby agrees during the term of this engagement to consult with the board of directors (the “Board”) and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

(i)                                     oversee and supervise the operations of the Company and its subsidiaries in accordance with policies established by the Board and usual and customary standards of efficient operation and maintenance;

(ii)                                  assist in the preparation of operating budgets and business plans;

(iii)                               advise and assist the Company and its subsidiaries regarding their corporate and financial structure;

(iv)                              advise and assist the Company and its subsidiaries in formulating long-term business strategies;

(v)                                 assist the Company in recruiting senior management;

(vi)                              advise and assist the Company in securing equity and/or debt financing and negotiating and structuring the terms of such financing;

(vii)                           assist the Company and its subsidiaries with controlled mergers and acquisitions with, and of, third party entities;

(viii)                        advise and assist the Company in evaluating potential sale or exit opportunities, structuring and negotiating a sale of the Company, or leveraged recapitalization; and

(ix)                                respond to Board requests concerning, and perform any other management services incidental to, the foregoing, or any other management or advisory services reasonably requested by the Board from time to time and to which ZelnickMedia agrees.

3.                                       Personnel.

(i)                                     ZelnickMedia shall provide and devote to the performance of this Agreement such employees, agents and representatives of ZelnickMedia, and for such time, as ZelnickMedia shall deem appropriate for the furnishing of the services required hereunder.  Notwithstanding the generality of the foregoing, it is agreed that in the performance of its duties hereunder, ZelnickMedia shall make available the following individuals to provide the described services:

(A)                              During the term of the Agreement, Strauss Zelnick shall serve as the Executive Chairman of the Board and Chief Executive Officer of the Company, and shall devote a sufficient amount of his business time to the performance of his duties during the term of this Agreement, consistent with past practice.

(B)                                Karl Slatoff shall serve as Chief Operating Officer of the Company pursuant to the employment agreement by and between the Company and Mr. Slatoff dated as of February 14, 2008 and as amended from time to time by mutual agreement of the Company and Mr. Slatoff.

(C)                                An employee of ZelnickMedia shall serve as a Vice President or another senior position of the Company (which position is currently filled by Michael Worosz as Vice President, Strategy and Corporate Development of the Company).

(D)                               Other ZelnickMedia personnel as appropriate, shall provide services to the Company on a project-by-project, as needed basis.

(ii)                                  In the event that Mr. Zelnick or any other employee of ZelnickMedia acting in an executive capacity for the Company is unable or unavailable to serve in the applicable capacities set forth in Section 3(i) above, ZelnickMedia shall provide a qualified individual to serve in such capacity, who must be reasonably satisfactory to the Board.  If ZelnickMedia does not provide a qualified replacement reasonably acceptable to the Board within a reasonable period of time, the Company may fill such position with a person not affiliated with ZelnickMedia and deduct the costs of such person’s compensation (including cash and equity compensation) from ZelnickMedia’s compensation under the Agreement; provided, however, that such costs shall not be deducted from ZelnickMedia’s compensation hereunder if Mr. Zelnick or such other employee of ZelnickMedia, as applicable, is terminated by the Company without Cause or resigns for Good Reason (in the case of Mr. Zelnick, each as defined in Section 8 of this Agreement, or, in the case of any other employee of ZelnickMedia, each as defined in such person’s employment agreement with the Company); provided further, however, that in no event shall any action or inaction by ZelnickMedia, Strauss Zelnick, or any other individual appointed by ZelnickMedia pursuant to Section 3(i) give rise to or constitute Good Reason with respect to Mr. Zelnick or any such other employee of ZelnickMedia or, to the extent that such action or failure to act results in a termination of such individual’s employment by the Company, be deemed a termination of such individual’s employment by the Company without Cause, in either case for purposes of this Section 3(ii).  The Compensation Committee of the Board (the “Committee”) shall reasonably and in good faith determine the value of the equity awarded to such replacement person and the appropriate deductions from the cash and equity compensation payable to ZelnickMedia (including the Management Fee and Annual Bonus and the equity awards pursuant to Section 6 below); provided, however, that, except as provided in Section 8 or Section 24 hereof, in no event shall ZelnickMedia be required to forfeit any cash compensation paid to ZelnickMedia or any vested equity awards, whether granted pursuant to Section 6 below or otherwise.

4.                                       Management Fee.  On the first day of each month during the term of this Agreement (each, a “Payment Date”), beginning on the first day of the month following the month in which the Stockholder Approval is obtained (the “First Payment Date”), the Company shall pay to ZelnickMedia a monthly management fee as set forth in the table below (the “Management Fee”) in immediately available funds:

Payment Date	Management Fee
First Payment Date through and including March 1, 2012	$208,333.33 ($2,500,000.00 per annum)
April 1, 2012 through and including	$214,583.33 ($2,575,000.00 per annum)

March 1, 2013
April 1, 2013 through and including March 1, 2014	$221,020.83 ($2,652,250.00 per annum)
April 1, 2014 through and including May 1, 2015	$227,651.46 ($2,731,817.50 per annum)

5.                                       Annual Bonus.  In addition to the Management Fee, ZelnickMedia shall receive an annual bonus (the “Annual Bonus”) for each of the fiscal years of the Company ending March 31, 2012, March 31, 2013, March 31, 2014 and March 31, 2015 (the “Applicable Fiscal Years”).  The actual amount of the Annual Bonus shall be determined reasonably and in good faith by the Committee with respect to each Applicable Fiscal Year subject to the terms set forth herein, and shall be paid within the 15-day period immediately following the Company’s receipt of its audited financial statements for the Applicable Fiscal Year but in all events in the fiscal year immediately following the Applicable Fiscal Year to which the Annual Bonus relates but prior August 15th of such subsequent fiscal year, as follows:

(i)                                     In the event actual results in an Applicable Fiscal Year are less than 80% of the Target (as defined below), the Annual Bonus shall be zero.

(ii)                                  In the event actual results in an Applicable Fiscal Year are equal to or greater than 80% of the Target but less than 100% of the Target, the Annual Bonus shall be between the 80% Bonus Amount (as defined below) and the 100% Bonus Amount (as defined below), pro rated on a straight-line basis between 80% and 100% based upon the actual percentage of Target achieved.

(iii)                               In the event actual results in an Applicable Fiscal Year are equal to or greater than 100% of the Target but less than 120% of the Target, the Annual Bonus shall be between the 100% Bonus Amount (as defined below) and the 120% Bonus Amount (as defined below), pro rated on a straight-line basis between 100% and 120% based upon the actual percentage of Target achieved.

(iv)                              In the event actual results in an Applicable Fiscal Year are equal to or greater than 120% of the Target but less than 150% of the Target, the Annual Bonus shall be between the 120% Bonus Amount (as defined below) and the Maximum Bonus Amount (as defined below), pro rated on a straight-line basis between 120% and 150% based upon the actual percentage of Target achieved.

(v)                                 In the event actual results in an Applicable Fiscal Year are equal to or greater than 150% of the Target, the Annual Bonus shall be the Maximum Bonus Amount (as defined below).

For purposes of this Section 5, for each respective Applicable Fiscal Year, the terms “80% Bonus Amount”, “100% Bonus Amount”, “120% Bonus Amount” and “Maximum Bonus Amount” shall have the values set forth in the table below.

Applicable Fiscal Year	80% Bonus Amount	100% Bonus Amount	120% Bonus Amount	Maximum Bonus Amount
Ending March 31, 2012	$0	$1,750,000.00	$2,500,000.00	$3,500,000.00
Ending March 31, 2013	$0	$1,802,500.00	$2,575,000.00	$3,605,000.00
Ending March 31, 2014	$0	$1,856,575.00	$2,652,250.00	$3,713,150.00
Ending March 31, 2015	$0	$1,912,272.25	$2,731,817.50	$3,824,544.50

For example, if the actual results in the Applicable Fiscal Year ending March 31, 2012 are 110% of the Target (as defined below), the Annual Bonus shall be $2,125,000.

The term “Target” shall mean budgeted EBITDA of the Company (or other measurement of financial performance reasonably determined by the members of the Board, excluding any member of the Board who is a shareholder, affiliate, member and/or partner of ZelnickMedia, and agreed with ZelnickMedia for an Applicable Fiscal Year), determined within 30 days of the beginning of that Applicable Fiscal Year by mutual agreement of the Company and ZelnickMedia, each acting reasonably and in good faith, and measured without giving effect to any payments under this Agreement.

For purposes of this Agreement, if budgeted EBITDA is used as the Target, the term “EBITDA” shall be calculated consistent with the Company’s past practices and on the same basis as utilized by the Company for other employee compensation purposes; and actual EBITDA with respect to each Applicable Fiscal Year shall be calculated by the Company acting reasonably and in good faith, after meaningful consultation with ZelnickMedia, in the same manner as the budgeted EBITDA for such Applicable Fiscal Year.

The Committee shall, acting reasonably and in good faith, after meaningful consultation with ZelnickMedia, make such adjustments to the calculation of actual or budgeted EBITDA as it deems equitable in the event the circumstances upon which budgeted EBITDA is initially calculated change during any Applicable Fiscal Year.

Unless this Agreement is earlier terminated by either ZelnickMedia or the Company in accordance with Section 8 prior to May 31, 2015, ZelnickMedia shall receive a pro-rated annual bonus (the “Pro-Rated Bonus”) for the portion of the fiscal year between March 31, 2015 and May 31, 2015.  The actual amount of the Pro-Rated Bonus shall be determined by the Committee acting reasonably and in good faith, after meaningful consultation with ZelnickMedia, in accordance with the principles set forth in Section 5(i)-(v) and shall be paid within the 15-day period immediately following the filing of the Company’s Quarterly Report on Form 10-Q for its first fiscal quarter ending June 30, 2015, based on the actual results for the period from March 31, 2015 through May 31, 2015 and measured against the pro-rated Target for the fiscal year ending March 31, 2016, with such adjustments as the Committee reasonably and in good faith, after meaningful consultation with ZelnickMedia, deems equitable to reflect seasonality or other factors that may impact the determination of an appropriate pro-rated Target.  For purposes of calculating the Pro-Rated Bonus, the terms “80% Bonus Amount”, “100% Bonus Amount”, “120% Bonus Amount” and “Maximum Bonus Amount” shall mean $0, $1,969,640.42, $2,813,772.03, and $3,939,280.84, respectively.

The Committee shall, acting reasonably and in good faith, after meaningful consultation with ZelnickMedia, make such adjustments to this Section 5 as it deems equitable in the event the Company changes its fiscal year during the term of this Agreement.

6.                                       Equity Award.  ZelnickMedia (or upon three (3) days prior written notice of ZelnickMedia to the Company, an affiliate or partner of ZelnickMedia that agrees to be bound by the provisions of this Section 6) shall be entitled to receive 1,100,000 shares of time-based restricted stock of the Company and 1,650,000 shares of performance-based restricted stock of the Company, pursuant to and in accordance with the terms and conditions of the agreements attached as Exhibit A and Exhibit B hereto, respectively (the “New Grant Agreements”), to be granted on the Issuance Date (as defined below).  The New Grant Agreements, together with the grant agreements attached as Exhibit A and Exhibit B to the Original Agreement relating to the restricted stock described in Section 6 of the Original Agreement (the “Original Grant Agreements”), shall be referred to collectively as the “Grant Agreements.”

Until October 31, 2012 or earlier if this Agreement is earlier terminated pursuant to Section 8 below, ZelnickMedia shall not, and shall cause its shareholders, partners, members and other affiliates to not, sell or otherwise dispose (other than to an affiliate or partner of ZelnickMedia that agrees to be bound by the provisions of this Section 6) of (x) any shares of common stock of the Company acquired upon exercise of ZelnickMedia’s option granted pursuant to Section 6 of the Original Agreement (collectively, the “Option Shares”) or (y) any vested shares of restricted common stock of the Company granted pursuant to Section 6 of the Original Agreement (collectively, the “Original Vested Shares”), and the preceding restriction shall not be waivable by the Company without the approval of stockholders holding a majority of the Company’s outstanding voting securities at the time such approval is given; provided, however, that the foregoing shall not limit the right of ZelnickMedia and/or its shareholders, partners, members and other affiliates to sell or otherwise dispose of that number of shares of common stock of the Company necessary to satisfy any taxes imposed on ZelnickMedia, its shareholders, affiliates and/or its members or partners as a result of the exercise of the option granted pursuant to Section 6 of the Original Agreement or the vesting of the shares granted pursuant to Section 6 of the Original Agreement, or in connection with the transfer of shares by ZelnickMedia to an affiliate or partner thereof.

In addition to the restrictions contained in the preceding paragraph, until the earlier of (A) May 31, 2015, (B) a Change in Control or (C) the termination of this Agreement pursuant to Section 8 below, ZelnickMedia shall not, and shall cause its shareholders, partners, members and other affiliates to not, sell or otherwise dispose (other than, upon not less than three (3) days’ prior written notice to the Company, to an affiliate or partner of ZelnickMedia that agrees to be bound by the provisions of this Section 6) of any Option Shares, Original Vested Shares or any vested shares of restricted common stock of the Company granted pursuant to Section 6 of this Agreement if the Market Value (as defined below) of all shares of the Company (including but not limited to (i) the Option Shares, (ii) vested or unvested shares of time-based restricted stock of the Company granted pursuant to Section 6 of the Original Agreement or Section 6 of this Agreement and (iii) vested shares of performance-based restricted stock of the Company granted pursuant to Section 6 of the Original Agreement or Section 6 of this Agreement, but excluding unvested shares of performance-based restricted stock of the Company granted pursuant to Section 6 of the Original Agreement or Section 6 of this Agreement) that would, after giving effect to such proposed sale or other disposition, be owned by ZelnickMedia, its shareholders, partners, members and other affiliates (including former shareholders, partners, members or affiliates to whom such shares were transferred by ZelnickMedia in accordance with this paragraph or the immediately preceding paragraph) (collectively, “Applicable Shares”), as of the trading day immediately preceding the date of the proposed sale or disposition, be less than four times (4X) the then current per annum Management Fee; provided, however, that the foregoing shall not limit the right of ZelnickMedia and/or its shareholders, partners, members and other affiliates to sell or otherwise dispose of that number of shares of common stock of the Company necessary to satisfy any taxes imposed on ZelnickMedia, its shareholders, affiliates and/or its members or partners as a result of the exercise of the option granted pursuant to Section 6 of the Original Agreement, vesting of the shares granted pursuant to Section 6 of the Original Agreement or vesting of the shares granted pursuant to Section 6 of this Agreement, or in connection with the transfer of shares by ZelnickMedia to an affiliate or partner thereof.  For purposes of this Section 6, “Market Value” of a number of shares of the Company’s common stock shall equal the number of shares of common stock multiplied by the average of the closing prices of the Company’s common stock for each trading day during the 90-day period ending on the day as of which Market Value is being determined (which, in the case of a sale or other disposition, shall be the trading day immediately preceding the date of such sale or other disposition).

ZelnickMedia hereby acknowledges the Company’s “Securities Trading Policy” (as in effect from time to time, the “Trading Policy”) and shall, and shall cause its shareholders, partners, members and other affiliates, and shall use commercially reasonable efforts to cause its employees (including by making compliance a condition to the employees’ continued employment), to comply at all times with the Trading Policy as if such Persons (as defined below) were executive officers of the Company under the terms of the Trading Policy.

In order to ensure that the persons providing services under this Agreement are properly incentivized, ZelnickMedia covenants and agrees that no more than 50% of the aggregate compensation payable to ZelnickMedia hereunder (whether in the form of Management Fee, Annual Bonus or Equity Awards) will be paid, payable or otherwise conveyed (directly or indirectly) to any one individual providing services hereunder.

7.                                       Expenses.  The Company shall (i) promptly reimburse ZelnickMedia for all reasonable out-of-pocket fees and expenses as have been or may be incurred (before or after the date of this Agreement) by ZelnickMedia, its directors, officers, employees, counsel, agents and representatives in connection with ZelnickMedia’s engagement hereunder and the rendering of services hereunder (including, but not limited to, attorneys’ fees in connection with the negotiation and performance of this Agreement and fees and expenses incurred in attending Company-related meetings) and (ii) reimburse ZelnickMedia for all travel expenses in accordance with the Company’s “Travel and Entertainment Policy”.  The Company shall reimburse ZelnickMedia for all attorneys’ fees incurred by ZelnickMedia in connection with the negotiation of this Agreement as soon as practicable after the date hereof.

8.                                       Term.  This Agreement will continue from the date hereof until May 31, 2015, unless earlier terminated by either ZelnickMedia or the Company in accordance with this Section 8.  This Agreement may be terminated immediately by the Company for Cause (as defined below) or by ZelnickMedia for Good Reason (as defined below), and may be terminated by the Company without Cause or by ZelnickMedia without Good Reason, in each case upon 30 days’ written notice (which notice requirement will be waived following a Change in Control).  If this Agreement is terminated by the Company or ZelnickMedia prior to May 31, 2015, ZelnickMedia will be entitled to the following: (a) if this Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason, all unvested equity granted under Section 6 above or Section 6 of the Original Agreement shall be forfeited for no consideration and ZelnickMedia shall be paid on the date of termination (i) all earned but unpaid Management Fees and (ii) any accrued but unpaid Annual Bonus for a completed fiscal year, and ZelnickMedia shall retain the vested portion of all equity granted under Section 6 above or Section 6 of the Original Agreement; (b) if this Agreement is terminated by the Company without Cause or by ZelnickMedia for Good Reason (whether before or after a Change in Control), (i) ZelnickMedia shall be paid on the date of termination (x) all earned but unpaid Management Fees and (y) any accrued but unpaid Annual Bonus for a completed fiscal year, plus the lesser of (A) all Management Fees that would have been paid through May 31, 2015, plus the amount of all Annual Bonuses not yet accrued or paid that would have been payable in respect of any Applicable Fiscal Years through May 31, 2015 assuming the 100% Bonus Amounts would be payable in each such Applicable Fiscal Year and (B) three times (3X) the sum of the then current per annum Management Fee plus the then current 100% Bonus Amount; (ii) all unvested time-based restricted stock granted pursuant to the New Grant Agreements shall vest; and (iii) all performance-based restricted stock granted pursuant to the New Grant Agreements will vest in accordance with the terms of the applicable New Grant Agreements.  Notwithstanding anything to the contrary contained in this Section 8, upon any termination of this Agreement or Change in Control, the shares of restricted stock granted pursuant to the Original Grant Agreements shall vest in accordance with the terms of the applicable Original Grant Agreements and the Original Agreement (which terms shall survive the termination of the Original Agreement in accordance with Section 25); provided, however, that in the event a Change in Control occurs at any time prior to June 13, 2012, notwithstanding the terms of the applicable Original Grant Agreements and the Original Agreement, ZelnickMedia agrees on behalf of itself and any transferee of shares pursuant to Section 6 of this Agreement that the number of then unvested shares of the performance-based restricted stock granted pursuant to Section 6 of the Original Agreement that is equal to the number of shares of the performance-based restricted stock granted pursuant to Section 6 of this Agreement that have vested as of immediately prior to such Change in Control, or that will become Vesting-Eligible Shares (as defined in the New Grant Agreements) upon such a Change in Control, shall be automatically forfeited for no consideration upon the consummation of such Change in Control; provided that the number of shares of the performance-based restricted stock that may be forfeited pursuant to this sentence shall not exceed 450,000 shares, as adjusted to give affect to any stock splits, stock dividends and similar adjustments.

“Cause” means (a) the conviction of, or a plea of guilty or nolo contendere by any of the individuals provided by ZelnickMedia to serve in the positions set forth in Section 3(i)(A)-(B) (which positions are currently filled by Strauss Zelnick or Karl Slatoff, respectively) of any felonious criminal act (other than traffic-related offenses or as a result of vicarious liability), (b) fraud, or (c) any act or omission involving malfeasance or gross negligence by ZelnickMedia in the performance of its obligations hereunder, in the case of each of clauses (b) through (c) above, that relates to and damages the Company and, if capable of being cured so that the Company is not materially damaged, is not so cured within 15 days after receipt by ZelnickMedia of written notice thereof.

“Good Reason” means (a) a condition that materially impairs the ability of ZelnickMedia, Strauss Zelnick or any other individual appointed by ZelnickMedia pursuant to Section 3(i)(A)-(B) to perform their respective duties or responsibilities, as applicable, as contemplated herein, (b) assigning Strauss Zelnick or any other individual appointed by ZelnickMedia pursuant to Section 3(i)(A)-(B) duties materially inconsistent with their respective positions (including status, offices, titles and reporting requirements), authorities or responsibilities or any other action by the Company which results in a material diminution of their respective positions, authorities, duties or responsibilities (and in making this determination with respect to Mr. Zelnick, factors may include Mr. Zelnick ceasing to be the most senior executive in any controlled group containing the Company), (c) the failure by the Company to perform any of its material obligations under this Agreement or (d) the requirement that ZelnickMedia’s place of service be located outside a 30-mile radius of New York City, NY.

A “Change in Control” means any transaction or occurrence (or series of related transactions or occurrences) which results at any time in any of (i) a sale of all or substantially all of the consolidated assets of the Company and of its subsidiaries, or a consolidation, reorganization, merger, or other business combination of the Company with or into, any other Person (as defined below) if, after such transaction the stockholders of the Company immediately prior to such transaction beneficially hold, directly or indirectly, less than a majority of the outstanding voting units of the purchasing or surviving parent entity in such transaction, on a fully diluted basis, (ii) a change in the majority of the members of the Board to Persons who were neither (x) nominated or appointed by the current Board nor (y) nominated or appointed by directors so nominated or appointed, or (iii) an acquisition by any individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust association or any other entity (each, a “Person”) or group of Persons (other than the Company or any subsidiary of the Company or any of their affiliates) of the outstanding securities of the Company in a transaction or series of transactions, if immediately thereafter such acquiring Person or group has, or would have, beneficial ownership of more than fifty percent (50%) of the combined equity interests or voting power of the Company; provided that mere formation of a group will not itself constitute a Change in Control.  A Change in Control shall be deemed to occur as of the effective date of the first event, action or transaction leading to one of the results described above.

As the parties hereto do not intend that actions taken by ZelnickMedia or any of its employees, shareholders, members, partners or other affiliates could give rise to a right on the part of ZelnickMedia to terminate this Agreement for Good Reason, the Company and ZelnickMedia hereby agree that, in no event shall any conduct or actions undertaken by ZelnickMedia or any of its employees, shareholders, members, partners or other affiliates, or any failure by such Persons to act, give rise to or constitute Good Reason hereunder or, to the extent that such conduct, actions, or failure to act results in a termination of this Agreement, be deemed a termination of this Agreement by the Company without Cause.

This Agreement (other than the Binding Provision (as defined below)) shall automatically terminate if the Stockholder Approval shall not have been obtained after a vote of the Company’s stockholders has been taken and completed at the Stockholders Meeting contemplated by Section 25 hereof or at any adjournment or postponement thereof.

For the avoidance of doubt, if this Agreement is terminated at any time and the Stockholder Approval has not been obtained as of such date, in no circumstance shall this Agreement or the Original Agreement be deemed terminated by the Company without Cause or by ZelnickMedia for Good Reason on account of such failure to obtain the Stockholder Approval.

No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company’s obligations with respect to any and all reasonable fees, costs and expenses incurred by ZelnickMedia in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination or the Company’s indemnification and contribution obligations.

9.                                       Confidentiality; Non-Solicitation.  ZelnickMedia shall not at any time during or after the term of this Agreement, directly or indirectly, except as in good faith deemed necessary or desirable to perform any of its obligations hereunder, to defend its own rights or as required by applicable law or legal process, disclose or use for its own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other information, including, without limitation, relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company, or of any subsidiary or affiliate of the Company; provided, that the foregoing shall not apply to information which is generally known to the industry or the public (other than as a result of ZelnickMedia’s breach of this covenant) or information obtained by ZelnickMedia prior to March 30, 2007 or not in connection with its performance of its obligations under this Agreement.  ZelnickMedia agrees that upon termination of this Agreement, upon the Company’s request, it shall immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that ZelnickMedia may retain such personal notes, notebooks and diaries that do not contain confidential information of the type described above.  For a period beginning on March 30, 2007 and ending one year after the date of termination of this Agreement, except in the event this Agreement is terminated by the Company without Cause or by ZelnickMedia for Good Reason, ZelnickMedia shall not in any capacity, either individually or in association with others, employ or solicit for employment (other than in any general solicitation) any person who is an employee of the Company or its affiliates at the level of vice president or higher immediately prior to such employment or during such solicitation.

10.                                 Liability.  Neither ZelnickMedia nor any of its affiliates, directors, officers, employees, counsel, agents or representatives shall be liable to the Company or its subsidiaries or affiliates for any loss, claim, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, other than any loss, claim, liability, damage or expense to the extent determined by the final judgment of a court of competent jurisdiction to have been caused from the gross negligence, fraud, bad faith or willful misfeasance of ZelnickMedia or its affiliates.

11.                                 Indemnification; D&O Insurance.  To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless ZelnickMedia and its affiliates, and each of their respective members, managers, directors, officers, employees, counsel, agents, representatives, contractors and affiliates (each such individual or entity to be referred to hereinafter as an “Indemnified Person”), from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, whether or not involving a third party, to which an Indemnified Person may be subject, insofar as such loss, claim, damage, liability or action relates to, arises out of or results from any Covered Event (as such term is defined below) or alleged Covered Event, and will reimburse such Indemnified Person upon request for all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by such Indemnified Person in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability or action, as such expenses are incurred or paid.  The term “Covered Event” shall mean (a) any action taken, or services performed, by an Indemnified Person, related to or consistent with the terms of this Agreement or the Original Agreement, or (b) any action taken, or omitted to be taken, by the Company or any of its managers, directors, officers, employees, agents or affiliates, in connection with any matter in which an Indemnified Person has been involved pursuant to this Agreement or the Original Agreement; provided, that the term “Covered Event,” with respect to an Indemnified Person, shall exclude any loss, claim, damage, liability or expense to the extent determined by the final judgment of a court of competent jurisdiction to have been caused from the gross negligence, fraud, bad faith or willful misfeasance of such Indemnified Person or any affiliate thereof.  The Company shall cover the designees of ZelnickMedia under directors and officers’ liability insurance both during and, while potential liability exists, after the term of the Agreement in amounts reasonably requested by ZelnickMedia.

12.                                 Independent Contractor.  ZelnickMedia and the Company agree that ZelnickMedia shall perform services hereunder as an independent contractor, retaining control and direction over and responsibility for its own operations and personnel.  Neither ZelnickMedia nor their directors, officers or employees shall be considered employees or agents of the Company or its subsidiaries as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company, including as provided in this Agreement.

13.                                 Notices.  Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

If to ZelnickMedia:

ZelnickMedia Corporation
19 West 44th Street, 18th Floor
New York, NY 10036
Telephone:  (212) 223-1383
Facsimile:  (212) 223-1384
Attention:  Strauss Zelnick

If to the Company:

Take-Two Interactive Software, Inc.
622 Broadway
New York, NY 10012
Telephone:  (646) 536-2842
Facsimile:  (646) 536-2926
Attention:  General Counsel

14.                                 Entire Agreement; Modification.  Effective as of the Effective Date, this Agreement, the Grant Agreements and the terms of the Original Agreement that survive termination as contemplated by Section 25 hereof shall (a) contain the complete and entire understanding and agreement of ZelnickMedia and the Company with respect to the subject matter hereof; and (b) supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of ZelnickMedia in connection with the subject matter hereof, including the Original Agreement.  This Agreement may be amended or modified, or any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by ZelnickMedia and the Company, or in the case of a waiver, by the party or parties waiving compliance.  Any waiver by any party of any condition, or of the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or the breach of any other provision, term or covenant of this Agreement.

15.                                 Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

16.                                 Assignment.  ZelnickMedia may assign its rights or obligations under this Agreement only with the express written consent of the Company, such consent not to be unreasonably withheld.  The Company may not assign its rights or obligations under this Agreement.  The Company hereby agrees to the assignment by ZelnickMedia of all of its rights and obligations under this Agreement to ZM Capital Advisors, LLC, a Delaware limited liability company (“ZM Capital”); provided, however, that ZelnickMedia shall remain liable for all of the obligations hereunder and under this Agreement. In the event ZelnickMedia elects to effect such assignment to ZM Capital, it shall cause ZM Capital to execute a joinder agreement to this Agreement in form and substance reasonably acceptable to the Company.

17.                                 Successors.  This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

18.                                 Failure to Pay.  If for any reason the Company does not pay the Management Fee, Annual Bonus, Pro-Rated Bonus or any other amount due under this Agreement when due, then such amount shall accrue interest at a rate of 1% per month and shall continue to be payable and shall be paid by the Company as soon as it can be paid.  The preceding sentence shall not limit any other remedies of ZelnickMedia in the event amounts are not paid when due.

19.                                 Counterparts.  This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

20.                                 Choice of Law.  This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each party consents to the in personam jurisdiction of the Court of Chancery or other courts of the State of Delaware and the United States District Court located in the State of Delaware in connection with any claim or dispute arising under or in connection with this Agreement.

21.                                 Severability.  If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any law or regulation of any jurisdiction, it shall, as to such jurisdiction, be deemed modified to the least degree necessary to conform to the requirements of such law or regulation, or if for any reason it is not deemed so modified, it shall be illegal, invalid or unenforceable only to the extent set forth in the law or regulation without affecting the legality, validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement.

22.                                 Section 409A.  Notwithstanding anything to the contrary contained in this Agreement, in the event that one or more payments under this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and would cause ZelnickMedia to incur any additional tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company shall, at no additional cost to the Company, after consulting with ZelnickMedia and receiving ZelnickMedia’s approval, reform and appropriately adjust such provision; provided that the Company agrees to maintain, to the maximum extent practicable without any such additional cost to the Company, the original intent and economic benefit to ZelnickMedia of the applicable provision without violating the provisions of Section 409A of the Code.

23.                                 Registration Statement.  Subject to reasonable blackout periods and the receipt of necessary information from ZelnickMedia (or its designated partner or affiliate, if applicable) for inclusion in such filing, the Company shall, at any time following the first anniversary of the date hereof and within 45 days following the written request of ZelnickMedia, file a registration statement on Form S-3 (or any applicable successor registration form) (the “Registration Statement”) covering the shares of the common stock granted to ZelnickMedia pursuant to Section 6 above and Section 6 of the Original Agreement, including the shares of common stock issuable upon exercise of the option granted pursuant to Section 6 of the Original Agreement.  Subject to reasonable blackout periods, the Company shall use its reasonable best efforts to prepare and file with the Securities and Exchange Commission (“SEC”) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective and free from any material misstatement or omission to state a material fact until such time as all such shares of common stock have been sold pursuant to a registration statement or are otherwise freely tradeable.

24.                                 Dodd-Frank.  ZelnickMedia hereby acknowledges (i) the section in the Company’ Corporate Governance Guidelines entitled “Recovery of Improperly-Awarded Incentive Compensation”, a copy of which is attached hereto as Annex A (the “Clawback Policy”) and (ii) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which requires that the SEC, by rule, direct the national securities exchanges and national securities associates to prohibit the listing of any security of an issuer that fails to implement a “clawback” policy providing that “in the event that the issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer with any financial reporting requirement under the securities laws, the issuer will recover from any current or former executive of the issuer who received incentive-based compensation (including stock options awarded as compensation) during the 3-year period preceding the date on which the issuer is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.”  ZelnickMedia shall, and shall cause its shareholders, partners, employees, members and other affiliates who are deemed “Executives” under the Clawback Policy, to comply with the Clawback Policy, including as may be amended or superseded by the Board after the date hereof to the extent required to comply with any rules adopted by the SEC in response to Section 954 of the Dodd-Frank Act.

25.                                 Effective Date.  The Company will include a proposal for the approval of this Agreement (the “Proposal”) in the proxy statement for the Company’s 2011 annual meeting of stockholders or otherwise take all action necessary to convene a meeting of its stockholders prior to October 31, 2011 to consider and vote upon the Proposal (any such meeting at which the Proposal is considered and voted upon, the “Stockholders Meeting”).  The independent members of the Board of the Company have approved this Agreement and determined to recommend that the stockholders of the Company adopt this Agreement and vote “FOR” the Proposal at the Stockholders Meeting and to include such recommendation in the proxy statement containing the Proposal.  In the event this Agreement is approved by the stockholders of the Company, then (i) this Agreement shall become effective on and as of the date of the Stockholders Meeting (the “Effective Date”), (ii) the Original Agreement shall be deemed terminated as of the Effective Date (except for those provisions that expressly survive as set forth herein), and (iii) the shares of restricted stock described in Section 6 above shall be granted on the earlier of (x) the fifth trading day following the filing of the Company’s Quarterly Report on Form 10-Q for its second fiscal quarter (ending September 30, 2011), currently anticipated to be in November 2011 and (y) November 30, 2011 (such earlier date, the “Issuance Date”).  If the Proposal is not approved at the 2011 annual meeting, then this Agreement will be null and void and the parties will have no obligations hereunder and the Original Agreement will continue in full force and effect in accordance with its terms; provided that the Company’s obligations set forth in the last sentence of Section 7 shall survive any failure to obtain the Stockholder Approval at the Stockholders Meeting (the “Binding Provision”).  Other than the first two sentences of this Section 25 and the Binding Provision, prior to the Effective Date, this Agreement shall be of no force or effect and no provision of this Agreement shall be binding upon ZelnickMedia or the Company.  ZelnickMedia and the Company acknowledge and agree that the only condition to the effectiveness of this Agreement in its entirety shall be the receipt of the Stockholder Approval.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed and delivered on the date and year first above written.

ZELNICKMEDIA CORPORATION

By:	/s/ Strauss Zelnick
	Name:	Strauss Zelnick

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Seth D. Krauss
	Name:	Seth D. Krauss
	Title:	EVP and General Counsel

By:	/s/ Michael Dornemann
	Name:	Michael Dornemann
	Title:	Lead Independent Director

By:	/s/ Michael Sheresky
	Name:	Michael Sheresky
	Title:	Director

EXHIBIT A

RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
TAKE-TWO INTERACTIVE SOFTWARE, INC.
2009 INCENTIVE STOCK PLAN

This Restricted Stock Agreement (this “Agreement”), dated as of [                   ], 2011, is made by and between Take-Two Interactive Software, Inc. (the “Company”) and [                                      ] (the “Participant”).

WITNESSETH:

WHEREAS, the Company has adopted the Take-Two Interactive Software, Inc. Incentive Stock Plan, as amended through the date hereof (the “Plan”), which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors;

WHEREAS, pursuant to Article VIII of the Plan, the Committee may grant to Consultants shares of its common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, pursuant to the Management Agreement between ZelnickMedia Corporation (“ZelnickMedia”) and the Company, dated as of May 20, 2011 (the “Management Agreement”), the Company agreed to issue to ZelnickMedia or one its designated affiliates or partners, and the Committee has approved the grant of, the Common Stock set forth herein; and

WHEREAS, such shares of Common Stock granted to the Participant hereunder are to be subject to certain restrictions prior to and following the vesting thereof.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Grant of Shares.  Subject to the restrictions, terms and conditions of this Agreement, the Company hereby awards, effective as of the date hereof, to the Participant One Million, One Hundred Thousand (1,100,000) shares of duly authorized, validly issued, fully paid, and non-assessable Common Stock (the “Shares”).  Pursuant to Sections 2 and 3(d) hereof, the Shares are subject to certain transfer restrictions and possible risk of forfeiture.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.             Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign, or otherwise dispose of the Restricted Stock, except as set forth in the Plan, this Agreement, or the Management Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment, or other disposition of the Restricted Stock in violation of the Plan, this Agreement, or the Management Agreement shall be void and of no effect, and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.  Restricted Stock shall be transferable to any affiliate or partner of the Participant, in whole or in part, provided that such Shares shall remain subject to the terms of this Agreement, and each transferee agrees in writing to take such Shares subject to and to comply with the restrictions on transfer contained in this Agreement.

3.             Restricted Stock.

(a)           Retention of Certificates.  Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method pursuant to Section 8 herein.  The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4 hereof.  Unless held in book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  The Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock; provided, that such stock power shall provide that it may only be used to effect a transfer back to the Company upon the forfeiture by the Participant of the Restricted Stock in accordance with the provisions of this Agreement.  If the Participant receives a stock dividend or extraordinary cash dividend on the Restricted Stock or the Restricted Stock is split or the Participant receives any other shares, securities, moneys, or property representing a dividend on the Restricted Stock (other than regular cash dividends and other cash equivalent distributions on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification, or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights, or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank (provided that such stock powers shall provide that they may only be used to effect a transfer back to the Company upon the forfeiture by the Participant of such RS Property in accordance with the provisions of this Agreement), and such RS Property shall be subject to the same restrictions, including that of this Section 3(a), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”

(b)           Rights with Regard to Restricted Stock.  The Participant will have the right to vote the Restricted Stock, to receive and retain any regular cash dividends and other cash equivalent distributions (but not any dividends that constitute RS Property) payable to holders of Common Stock of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and any dividends that constitute RS Property will be subject to the restrictions provided herein), and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, including the right to tender the Restricted Stock (although the consideration received in respect thereof shall be treated as “Restricted Stock” hereunder), with the exceptions that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired, (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period, (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period, and (iv) the

2

Participant may not sell, assign, transfer, pledge, hypothecate, exchange, encumber, or otherwise dispose of the RS Property during the Restriction Period except as otherwise permitted under the Plan or this Agreement.

(c)           Vesting.

(i)            The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of the Plan, this Agreement, and the Management Agreement) in the amounts set forth opposite the Vesting Dates listed in the table below; provided, that with respect to each tranche, the Management Agreement shall not have been terminated (other than a termination by ZelnickMedia or its assignee with Good Reason (as defined in the Management Agreement) or by the Company without Cause (as defined in the Management Agreement)) prior to such date; provided, further, that all shares of Restricted Stock shall immediately vest and cease to be Restricted Stock in the event the Management Agreement is terminated by the Company without Cause or by ZelnickMedia or its assignee for Good Reason.

Vesting Date	Shares Vested

April 1, 2012	275,000
April 1, 2013	275,000
April 1, 2014	275,000
April 1, 2015	275,000

(ii)           There shall be no proportionate or partial vesting prior to any Vesting Date with respect to the Shares scheduled to vest on such Vesting Date.

(iii)          When any Shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using a book entry or similar method pursuant to Section 8 of this Agreement, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4 hereof and deliver to the Participant any related other RS Property, subject to applicable withholding.

(d)           Forfeiture.  The Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for such Shares (if any), any and all Restricted Stock and RS Property upon the termination of the Management Agreement by the Company for Cause or by ZelnickMedia or its assignee without Good Reason.  For the avoidance of doubt, any shares of Common Stock that become vested and cease to be Restricted Stock pursuant to the terms of Section 3(c) above shall not be subject to forfeiture pursuant to this Section 3(d).

(e)           Taxes.  The Participant shall be solely responsible for all applicable federal, state, local, and foreign taxes the Participant incurs from the grant or vesting of the Restricted Stock.

3

(f)            Section 83(b).  If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the grant of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Shares of Restricted Stock, the Participant shall be solely responsible for any federal, state, and local taxes the Participant incurs in connection with such election.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.

(g)           Delivery Delay.  The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable federal or state law or of any regulations of any governmental authority or any national securities exchange.

4.             Legend.  All certificates representing the Restricted Stock shall have endorsed thereon the following legends:

(a)           “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance, or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Take-Two Interactive Software, Inc. (the “Company”) 2009 Incentive Stock Plan (as the same may be amended or supplemented from time to time, the “Plan”), an agreement entered into between the registered owner and the Company evidencing the award under the Plan, and that certain Management Agreement between ZelnickMedia Corporation and the Company, dated as of May 20, 2011 (the “Management Agreement”).  Copies of such Plan, agreement, and the Management Agreement are on file at the principal office of the Company.”

(b)           Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the vesting dates set forth above.

5.             Securities Representations.  The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents, and warrants that:

(a)           The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this section.

4

(b)           If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and, other than pursuant to the Management Agreement, the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c)           If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

6.             No Obligation to Continue Service.  This Agreement is not an agreement of consultancy.  This Agreement does not guarantee that the Company or its affiliates will retain, or continue to retain, the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its affiliate’s right to terminate or modify the Participant’s consultancy or compensation.

7.             Power of Attorney.  The Company, and its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments, and transfers of the Restricted Stock, Shares, and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the reasonable judgment of the Company, be advisable for the purpose.

8.             Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable law, the Company may issue the Restricted Stock in the form of uncertificated shares.  Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

9.             Provisions of Plan Control.  This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by

5

reference.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement, the Plan, and the Management Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

10.           Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

Attention: General Counsel

If to the Participant, to:

[                    ]

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

11.           Governing Law.  All questions concerning the construction, validity, and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.           Consent to Jurisdiction.  In the event of any dispute, controversy, or claim between the Company or any affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of, or relating to the interpretation, application, or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal Courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York.  The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any

6

such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court (including without limitation any defense that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action, or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law.  Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 10 hereof shall be deemed effective service of process on such party.  Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may be enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

13.           Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

14.           Miscellaneous.

(a)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns.

(b)           In the event of any stock split, subdivision, dividend, or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination, or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

(c)           The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(d)           The parties acknowledge and agree that, except as otherwise expressly provided in this Agreement or in the Plan, (i) Shares of Restricted Stock issued pursuant to this Agreement that are vested at the time of (or become vested in connection with) any Change in Control (as defined in the Management Agreement) shall be treated in the same manner as other vested shares of Common Stock in such transaction and (ii) Shares of Restricted Stock issued pursuant to this Agreement that will not have vested in connection with any such Change in Control shall be treated in the same manner as any other shares of unvested Restricted Stock in such transaction.

[End of text.  Signature page follows.]

7

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY:

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:
Name:
Title:

PARTICIPANT:

[ZELNICKMEDIA CORPORATION]

By:
Name:
Title:

[Taxpayer Identification Number]

8

EXHIBIT B

PERFORMANCE BASED RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
TAKE-TWO INTERACTIVE SOFTWARE, INC.
2009 INCENTIVE STOCK PLAN

This Performance Based Restricted Stock Agreement (this “Agreement”), dated as of [                   ], 2011 (the “Grant Date”), is made by and between Take-Two Interactive Software, Inc. (the “Company”) and [                                      ] (the “Participant”).

WITNESSETH:

WHEREAS, the Company has adopted the Take-Two Interactive Software, Inc. 2009 Incentive Stock Plan, as amended through the date hereof (the “Plan”), which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors;

WHEREAS, pursuant to Article VIII of the Plan, the Committee may grant to Consultants shares of its common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, pursuant to the Management Agreement between ZelnickMedia Corporation (“ZelnickMedia”) and the Company, dated as of May 20, 2011 (the “Management Agreement”), the Company agreed to issue to ZelnickMedia or one its designated affiliates or partners, and the Committee has approved the grant of, the Common Stock set forth herein; and

WHEREAS, such shares of Common Stock granted to the Participant hereunder are to be subject to certain restrictions prior to and following the vesting thereof.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Grant of Shares.  Subject to the restrictions, terms and conditions of this Agreement, the Company hereby awards, effective as of the date hereof, to the Participant One Million, Six Hundred Fifty Thousand (1,650,000) shares of duly authorized, validly issued, fully paid, and non-assessable Common Stock (the “Shares”).  Pursuant to Sections 2 and 3(d) hereof, the Shares are subject to certain transfer restrictions and possible risk of forfeiture.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.                                       Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign, or otherwise dispose of the Restricted Stock, except as set forth in the Plan, this Agreement, or the Management Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment, or other disposition of the Restricted Stock in violation of the Plan, this Agreement, or the Management Agreement shall be void and of no effect, and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.  Restricted Stock shall be transferable to any affiliate or partner of the Participant, in whole or in part, provided that such Shares shall remain subject to the terms of this Agreement, and each transferee agrees in writing to take such Shares subject to and to comply with the restrictions on transfer contained in this Agreement.

3.                                       Restricted Stock.

(a)                                  Retention of Certificates.  Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method pursuant to Section 8 herein.  The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4 hereof.  Unless held in book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  The Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock; provided, that such stock power shall provide that it may only be used to effect a transfer back to the Company upon the forfeiture by the Participant of the Restricted Stock in accordance with the provisions of this Agreement.  If the Participant receives a stock dividend or extraordinary cash dividend on the Restricted Stock or the Restricted Stock is split or the Participant receives any other shares, securities, moneys, or property representing a dividend on the Restricted Stock (other than regular cash dividends and other cash equivalent distributions on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification, or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights, or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank (provided that such stock powers shall provide that they may only be used to effect a transfer back to the Company upon the forfeiture by the Participant of such RS Property in accordance with the provisions of this Agreement), and such RS Property shall be subject to the same restrictions, including that of this Section 3(a), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”

(b)                                 Rights with Regard to Restricted Stock.  The Participant will have the right to vote the Restricted Stock, to receive and retain any regular cash dividends and other cash equivalent distributions (but not any dividends that constitute RS Property) payable to holders of Common Stock of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and any dividends that constitute RS Property will be subject to the restrictions provided herein), and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, including the right to tender the Restricted Stock (although the consideration received in respect thereof shall be treated as “Restricted Stock” hereunder), with the exceptions that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired, (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period, (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period, and (iv) the

2

Participant may not sell, assign, transfer, pledge, hypothecate, exchange, encumber, or otherwise dispose of the RS Property during the Restriction Period except as otherwise permitted under the Plan or this Agreement.

(c)                                  Vesting.

(i)                                     The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of the Plan, this Agreement, and the Management Agreement) in accordance with the terms set forth on Annex A attached hereto.

(ii)                                  When any Shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using a book entry or similar method pursuant to Section 8 of this Agreement, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4 hereof and deliver to the Participant any related other RS Property, subject to applicable withholding.

(d)                                 Forfeiture.  The Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for such Shares (if any), any and all Restricted Stock and RS Property upon the termination of the Management Agreement by the Company for Cause or by ZelnickMedia or its assignee without Good Reason.  For the avoidance of doubt, any shares of Common Stock that become vested and cease to be Restricted Stock pursuant to the terms of Section 3(c) above shall not be subject to forfeiture pursuant to this Section 3(d).

(e)                                  Taxes.  The Participant shall be solely responsible for all applicable federal, state, local, and foreign taxes the Participant incurs from the grant or vesting of the Restricted Stock.

(f)                                    Section 83(b).  If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the grant of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Shares of Restricted Stock, the Participant shall be solely responsible for any federal, state, and local taxes the Participant incurs in connection with such election.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.

(g)                                 Delivery Delay.  The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any

3

provisions of any applicable federal or state law or of any regulations of any governmental authority or any national securities exchange.

4.                                       Legend.  All certificates representing the Restricted Stock shall have endorsed thereon the following legends:

(a)                                  “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance, or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Take-Two Interactive Software, Inc. (the “Company”) 2009 Incentive Stock Plan (as the same may be amended or supplemented from time to time, the “Plan”), an agreement entered into between the registered owner and the Company evidencing the award under the Plan, and that certain Management Agreement between ZelnickMedia Corporation and the Company, dated as of May 20, 2011 (the “Management Agreement”).  Copies of such Plan, agreement, and the Management Agreement are on file at the principal office of the Company.”

(b)                                 Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the vesting dates set forth above.

5.                                       Securities Representations.  The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents, and warrants that:

(a)                                  The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this section.

(b)                                 If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and, other than pursuant to the Management Agreement, the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c)                                  If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

4

6.                                       No Obligation to Continue Service.  This Agreement is not an agreement of consultancy.  This Agreement does not guarantee that the Company or its affiliates will retain, or continue to retain, the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its affiliate’s right to terminate or modify the Participant’s consultancy or compensation.

7.                                       Power of Attorney.  The Company, and its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments, and transfers of the Restricted Stock, Shares, and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the reasonable judgment of the Company, be advisable for the purpose.

8.                                       Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable law, the Company may issue the Restricted Stock in the form of uncertificated shares.  Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

9.                                       Provisions of Plan Control.  This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement, the Plan, and the Management Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

10.                                 Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

5

Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012
Attention: General Counsel

If to the Participant, to:

[                   ]

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

11.                                 Governing Law.  All questions concerning the construction, validity, and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.                                 Consent to Jurisdiction.  In the event of any dispute, controversy, or claim between the Company or any affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of, or relating to the interpretation, application, or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal Courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York.  The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court (including without limitation any defense that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action, or proceeding anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law.  Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 10 hereof shall be deemed effective service of process on such party.  Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may be enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

13.                                 Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

6

14.                                 Miscellaneous.

(a)                                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns.

(b)                                 In the event of any stock split, subdivision, dividend, or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination, or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

(c)                                  The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(d)                                 The parties acknowledge and agree that, except as otherwise expressly provided in Annex A of this Agreement or in the Plan, (i) Shares of Restricted Stock issued pursuant to this Agreement that are vested at the time of (or become vested in connection with) any Change in Control (as defined in the Management Agreement) shall be treated in the same manner as other vested shares of Common Stock in such transaction and (ii) Shares of Restricted Stock issued pursuant to this Agreement that will not have vested, but will have become Vesting-Eligible Shares (as defined in Annex A of this Agreement), in connection with any such Change in Control shall be treated in the same manner as any other shares of unvested Restricted Stock in such transaction.

[End of text.  Signature page follows.]

7

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY:

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:
Name:
Title:

PARTICIPANT:

[ZELNICKMEDIA CORPORATION]

By:
Name:
Title:
[Taxpayer Identification Number]

8

Annex A

Vesting

A.                                   Vesting.

For purposes of vesting of the Restricted Shares, there shall be four Vesting Tranches of 412,500 Shares, each having a Reference Date and an Initial Vesting Date as set forth in the following table.

Vesting Tranche	Number of Shares	Reference Date	Initial Vesting Date
Tranche 1	412,500	April 1, 2011	April 1, 2012
Tranche 2	412,500	April 1, 2012	April 1, 2013
Tranche 3	412,500	April 1, 2013	April 1, 2014
Tranche 4	412,500	April 1, 2014	April 1, 2015

On the Initial Vesting Date for each Vesting Tranche, a number of Shares of Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan) equal to the product of (i) the total number of Shares in such Vesting Tranche multiplied by (ii) the Vesting Percentage, rounded down to the nearest whole Share.

B.                                     Catch-Up Vesting.

In the event that fewer than 100% of the Shares in any of Vesting Tranches 1, 2, and 3 vest as of the Initial Vesting Date for such Vesting Tranche, the unvested Shares in any such Vesting Tranche shall nevertheless remain eligible to vest as of each yearly anniversary of the applicable Initial Vesting Date (each, a “Subsequent Vesting Date”) based upon the Percentile Rank through such Subsequent Vesting Date (in each case calculated using April 1, 2011, as the Reference Date).  The number of such Shares in a given Vesting Tranche that vest as of any such Subsequent Vesting Date shall equal (x) the product of (i) the total number of Shares in such Vesting Tranche multiplied by (ii) the Vesting Percentage reduced by (y) the total number of Shares in such Vesting Tranche that have vested prior to such Subsequent Vesting Date, rounded down to the nearest whole Share.

C.                                     Termination; Change in Control; Forfeiture.

In the event that the Management Agreement is terminated by the Company without Cause or by ZelnickMedia or its assignee for Good Reason, in any case prior to a Change in Control and prior to April 1, 2015, the effective date of such termination shall serve as the Initial Vesting Date or Subsequent Vesting Date, as applicable, for all then-unvested Shares of Restricted Stock hereunder, and the number of Shares of Restricted Stock that vest as of such date shall be calculated in accordance with Section A or B above, as applicable, based upon the applicable Percentile Rank through the effective date of such termination (in each case calculated using April 1, 2011, as the Reference Date).  Any Shares remaining unvested after the application of the immediately preceding sentence shall (1) remain outstanding following the date of termination (but shall not vest or otherwise be eligible to vest pursuant to Section B

1

above in connection with any Subsequent Vesting Date occurring thereafter) and, if the Board approves a definitive agreement that will result in a Change in Control or the Company publicly announces an intention to consummate a Change in Control, in either case within the 90-day period following the date of such termination, then, effective upon and subject to the consummation of such Change in Control, an additional number of Shares in each Vesting Tranche shall vest based upon the Percentile Rank through the consummation of such Change in Control (calculated using April 1, 2011, as the Reference Date), equal to (x) the product of (i) the total number of Shares in such Vesting Tranche multiplied by (ii) the Vesting Percentage reduced by (y) the total number of Shares in such Vesting Tranche that have vested prior to the consummation of such Change in Control, rounded down to the nearest whole Share, and (2) any Shares that do not vest in accordance with clause (1) of this sentence shall be automatically forfeited and shall revert back to the Company without compensation to the Participant, other than the repayment of any par value paid by the Participant for such Shares (if any), as of immediately prior to the Change in Control.

If a Change in Control occurs while the Management Agreement remains in effect, a number of Shares of Restricted Stock in each Vesting Tranche (the “Vesting-Eligible Shares”) shall remain eligible to vest, and shall vest in full, upon the Initial Vesting Date or next Subsequent Vesting Date, as applicable, for such Vesting Tranche thereafter, based upon the Percentile Rank through the consummation of such Change in Control (calculated using April 1, 2011, as the Reference Date), equal to (x) the product of (i) the total number of Shares in such Vesting Tranche multiplied by (ii) the Vesting Percentage reduced by (y) the total number of Shares in such Vesting Tranche that have vested prior to the consummation of such Change in Control, rounded down to the nearest whole Share; provided, however, that if the Management Agreement is terminated by the Company without Cause or by ZelnickMedia or its assignee for Good Reason following such Change in Control but prior to April 1, 2015, all then-unvested Vesting-Eligible Shares will become fully vested on the date of such termination.  Notwithstanding the foregoing, if requested by the Participant, each Vesting-Eligible Share shall be canceled upon the occurrence of a Change in Control, and the Company shall deposit an amount in cash equal to the Market Value of the consideration payable in the Change in Control in respect of each such canceled Vesting-Eligible Share into a bankruptcy-remote “secular” trust, and such consideration shall be paid from the trust, net of any applicable tax withholding, to the Participant in accordance with the vesting provisions set forth in this paragraph (i.e., in full upon the Initial Vesting Date or next Subsequent Vesting Date, as applicable, for such Vesting Tranche, or if earlier, upon a termination of the Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason).  Any Shares of Restricted Stock that do not become Vesting-Eligible Shares shall be automatically forfeited and shall revert back to the Company without compensation to the Participant, other than the repayment of any par value paid by the Participant for such Shares (if any), as of immediately prior to the Change in Control.

Any Shares (including Vesting-Eligible Shares) that have not vested as of the earlier of April 1, 2015, and the termination of the Management Agreement other than by the Company without Cause or by ZelnickMedia or its assignee for Good Reason shall automatically be forfeited and shall revert back to the Company without compensation to the Participant, other than the repayment of any par value paid by the Participant for such Shares (if any).

2

D.                                    Definitions.

“Market Value” means, as to any consideration payable in a Change in Control in respect of a canceled Vesting-Eligible Share—

(i) if the consideration consists of a security listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Market Value shall be the closing sales price for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the security) on the last market trading day prior to the date of the Change in Control, as reported in The Wall Street Journal or other publication agreed to in good faith by the Participant and the Company; or

(ii) if the consideration consists of anything other than a security listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Market Value shall be the value of such consideration as determined in good faith by the Board after meaningful consultation with ZelnickMedia.  In determining such Market Value, no discount shall be taken on account of minority ownership, illiquidity or any restrictions on transfer.

“Measurement Price” as of a given date means the average of the closing prices of the Common Stock or the common stock of a Peer Group company, as applicable, for each of the 90 trading days ending on (and including) such date; provided, however, that the Measurement Price upon a Change in Control shall equal the per-Share consideration received or to be received by the Company’s shareholders in connection therewith, as determined by the Committee in good faith.

The “Peer Group” shall consist of the companies that comprise The NASDAQ Composite Index on the applicable measurement date.

The “Percentile Rank” of the Company’s Total Shareholder Return is defined as the percentage of the Peer Group companies’ returns falling at or below the Company’s Total Shareholder Return.  The formula for calculating the Percentile Rank is as follows:

Percentile Rank = (N - R + 1) ÷ N × 100

Where:

N =                             total number of companies in the Peer Group

R =                              the numeric rank of the Company’s Total Shareholder Return relative to the Peer Group, where the highest Total Shareholder Return in the Peer Group is ranked number 1

The Percentile Rank shall be rounded to the nearest whole percentage, with (0.5) rounded up.

3

To illustrate, if the Company’s Total Shareholder Return is the 25th highest in a Peer Group comprised of 100 companies, its Percentile Rank would be 76.  The calculation is (100 - 25 + 1) ÷ 100 × 100 = 76.

“Reference Price” means the average of the closing prices of the Common Stock or the common stock of a Peer Group company, as applicable, for each trading day during the 90-day period ending on the Reference Date; provided, however, that for purposes of determining the Reference Price of the Common Stock in any circumstance where the Reference Date is April 1, 2011, “Reference Price” means $15.

“Total Shareholder Return” as of a given date means the percentage change in the value of the Common Stock or the common stock of a Peer Group company, as applicable, from the Reference Price to the Measurement Price on such date.

“Vesting Percentage” as of a given date is a function of the Company’s Percentile Rank among the Peer Group calculated as of such date, determined by reference to the following table:

Percentile Rank	Vesting Percentage
50th Percentile	50%
75th Percentile	100%

In the event that the Percentile Rank is less than 50th, the Vesting Percentage shall be zero percent (0%).  In the event that the Percentile Rank falls between any of the ranks listed in the table above, the Vesting Percentage shall be based on a straight line interpolation between such two values (i.e., for each whole percentile increase in rank between the 50th percentile and the 75th percentile, the Vesting Percentage shall increase by 2.0 percentage points).  For example, if the Company’s Percentile Rank among the Peer Group upon a given vesting date is at the 60th percentile, the Vesting Percentage would equal seventy percent (70%).

4

ANNEX A

Clawback Policy

Recovery of Improperly-Awarded Incentive Compensation

The Company will use commercially reasonable efforts to implement the following policy through the insertion of contractual provisions in new agreements with applicable employees and through any amendments that may be entered into after the date of the adoption of this policy on November 12, 2010 to existing agreements with Executives (as defined below).

The Board may require the reimbursement of any bonus or incentive compensation awarded to an Executive and/or effect the cancellation of unvested restricted stock or outstanding stock option awards previously granted to an Executive, in each case, on or after the adoption of this policy on November 12, 2010, but in no event more than four years after the award of such compensation where: (1) they payment was predicated upon achieving certain financial results that were subsequently determined to have been erroneously reported; (2) the Board determines that the Executive engaged in knowing or intentional fraudulent or illegal conduct that caused or substantially caused such erroneous reporting to have occurred; and (3) a lower payment would have been made to the Executive based upon the corrected financial results. In each instance, the Board may, to the extent practicable under applicable law, seek to recover from such Executive on or after the adoption of this policy that was subsequently reduced due to the correction of erroneous reporting and/or effect the cancellation of outstanding restricted stock or stock option awards previously granted to such Executive on or after the date of the adoption of this policy in the amount by which such Executive’s bonus or incentive payments for the relevant period exceeded the lower payment that would have been made based on the corrected financial results.

The Board shall render a determination pursuant to this policy in each instance where both an erroneous report of financial results has affected the size of a bonus or incentive compensation awarded to an Executive, and where the Board is aware of credible evidence that the Executive may have engaged in such fraudulent or illegal conduct. In determining whether to recover a payment, the Board shall take into account such considerations as it deems appropriate, including, without limitation, whether the assertion of a claim against the Executive could violate applicable law or prejudice the Company’s overall interests and whether other penalties or punishments are being imposed on the Executives, including by third parties, such as law enforcement agencies, regulators or other authorities. The Board shall have sole discretion in determining whether an Executive’s conduct has or has not met any particular standard of conduct under law of Company policy. Any recovery under this policy may be in addition to any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

For purposes of this policy, the term “Executive” means an “executive officer” as defined in Rule 3b-7 of the Securities Exchange Act of 1934. The right of the Board to assert a recovery claim under this policy shall not survive the occurrence of a change in control of the Company as defined in the relevant incentive compensation plan. This policy shall apply in addition to any right of recovery against the Chief Executive Officer and the Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002. The Board may delegate one or more of the duties or powers described in this policy to one or more committees of the Board consisting of solely independent directors.